Exhibit 99.1

Moving iMage Technologies Receives Notice from NYSE American

Regarding Late Filing of Quarterly Report on Form 10-Q

Fountain Valley, California, March 1, 2022 - Moving iMage Technologies (NYSE American: MITQ) (“MiT” or the “Company”), a leading digital cinema technology company, announced that on February 23, 2022, the Company received a notice from NYSE Regulation stating that the Company is not in compliance with the NYSE American LLC’s (the “Exchange”) continued listing standards under the timely filing criteria set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”). The non-compliance results from the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2021 (the “Delayed Form 10-Q”), which was due to be filed with the Securities and Exchange Commission (“SEC”) no later than February 22, 2022 (the “Filing Delinquency”).

The Company has not timely filed the Delayed Form 10-Q because additional time is needed to complete the Company’s restatement of its unaudited condensed consolidated financial statements for the three months ended September 30, 2020 and 2021 that were previously filed with the SEC on Form 10-Q on November 15, 2021. On February 14, 2022, the Company filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) with the SEC. After the filing of the Form 12b-25, the Company’s auditors informed the Company of a material misstatement in the comparative interim financial statements for the quarter ended September 30, 2021 and 2020 (the “Restatement”). The Restatement will primarily impact (a) Total Liabilities and Stockholders’ Equity/Members’ Deficit as of September 30, 2021 and June 30, 2021 and the removal of Members’ Deficit, (b) net loss and loss per shares for the three months ended September 30, 2020, and (c) condensed consolidated statements of stockholders’ equity (deficit) for the periods ended September 30, 2021 and 2020.

In accordance with Section 1007 of the Company Guide, the Company will have six months from February 23, 2022, or until August 23, 2022 (the “Initial Cure Period”), to file the Delayed Form 10-Q with the SEC. If the Company fails to file the Delayed Form 10-Q during the Initial Cure Period, the Exchange may, in its sole discretion, provide an additional six-month period (the “Additional Cure Period”). The Company can regain compliance with the Exchange’s continued listing standards at any time during the Initial Cure Period or Additional Cure Period, as applicable, by filing the Form 10-Q with the SEC. The Company intends to file the Delayed Form 10-Q as soon as practicable.

During the Initial Cure Period and the Additional Cure Period, if applicable, the Company’s common stock will continue to be listed on the Exchange, subject to the Company’s compliance with other continued listing requirements, with a late filer (“.LF”) indicator.

About Moving iMage Technologies

Moving iMage Technologies is a leading manufacturer and integrator of purpose-built technology solutions and equipment to support a wide variety of entertainment applications, with a focus on motion picture exhibition. MiT offers a wide range of products and services, including custom engineering, systems design, integration and installation, enterprise software solution, digital cinema, A/V integration, as well as customized solutions for emerging entertainment technology. MiT’s Caddy Products division designs and sells proprietary cup-holder and other seating-based products and lighting systems for theaters and stadiums. For more information, visit www.movingimagetech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, those statements regarding the Company’s expectations as to the scope and impact of the Restatement, the effect of the Restatement on the Company’s previously reported financial statements and the timing of the filing of the Delayed Form 10-Q.

These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, the conclusions from management’s analysis of the scope and impact of the Restatement that the completion and filing of the Delayed Form 10-Q will take longer than expected and that the Company will be unable to file the Delayed Form 10-Q within the Initial Cure Period or the Additional Cure Period.

MiT does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on MiT’s forward-looking statements. There are a number of important factors that could cause MiT’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in MiT’s Annual Report on Form 10-K for the period ended June 30, 2021. Although MiT may elect to do so at some point in the future, MiT does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.